Exhibit 99.1
CNX Reports First Quarter Results and
Provides Strategic Long-Term Plan Update

PITTSBURGH (April 27, 2020) - CNX Resources Corporation (NYSE: CNX) ("CNX" or "the company") reports the following financial results, which are in accordance with generally accepted accounting principles (GAAP) in the U.S.:

During the first quarter of 2020:
•Reported a Net loss attributable to CNX shareholders of $329 million, or a loss of $1.76 per diluted share compared to a first quarter 2019 Net loss attributable to CNX shareholders of $87 million, or a loss of $0.44 per diluted share. The first quarter 2020 included non-cash impairment charges of $473 million for goodwill attributable to the midstream reporting unit and $62 million related to Southwestern Pennsylvania coalbed methane operations. First quarter 2020 and 2019 unrealized losses on commodity derivative instruments were $36 million and $154 million, respectively.
•Net cash provided by operating activities was $267 million and capital expenditures were $152 million compared to first quarter 2019 Net cash provided by operating activities of $309 million and capital expenditures of $299 million.
•Proceeds from asset sales were $14 million compared to $6 million for the first quarter of 2019.

First Quarter Highlights
•Consolidated free cash flow (FCF)(a non-GAAP measure)(1) of $129 million, or an increase of 760% from the $15 million in the first quarter of 2019.
•Received $55 million from restructuring portion of 2022-2024 NYMEX hedges.
•Completed $175 million project financing for the Cardinal States Gathering (CSG) system at 6.5% interest rate.
•Repurchased $71 million of senior secured 5.875% notes due in 2022, and following the end of the quarter, repurchased an additional $8 million of notes.
◦As of April 7, 2020, the company repurchased a total of $79 million of notes at an average discount to par of 85, which has allowed CNX to further de-lever.
•Accelerated $51 million of our expected 2021 income tax refund into 2020, which the company expects to receive in the second half of 2020. This brings total expected tax refunds in 2020 to $115 million.

"Although the times may be unprecedented, CNX has remained steadfast in its philosophy and approach," commented Nicholas J. DeIuliis, president and CEO. "First and foremost, we focus on optimizing the long-term NAV per share of the company. Second, the best way we optimize NAV per share is to generate free cash flow and then allocate that cash into the best risk-adjusted internal rates of return. Currently, paying down debt across our various tranches looks compelling on the risk-reward spectrum when compared to other capital allocation alternatives."
Mr. DeIuliis continued, “This approach, over the past few years, during Q1, and today is what differentiates CNX. Our hedging, numerous strategic transactions, focus on being a low cost producer, reining in overhead spend and capital allocation have delivered a business model where CNX is a steady, substantial free cash flow generator over the next seven years, year in and year out. Our owners now enjoy the prospects of CNX generating $300 million in consolidated free cash flow(a) in 2020, $400 million in 2021, and over $3 billion cumulatively over the next seven years. Those cash flows, which are driven by a modest maintenance of production plan, will create a fortress balance sheet and allow for exciting capital allocation opportunities for years to come.”

Exhibit 99.1
(1) The Non-GAAP financial measures referenced throughout are defined and reconciled under the caption "Non-GAAP Financial Measures" below.

Guidance Update:(a)

2020 Guidance Update:
In 2020, CNX is optimizing the production profile due to a combination of low NGL, condensate, and gas pricing this summer and higher pricing this winter, which optimizes NAV per share. CNX is updating 2020 production volumes to 490-530 Bcfe, compared to the previous guidance of 525-555 Bcfe.

Adjusted EBITDAX(1)	Previous			Updated
	2020E			2020E
($ in millions, except per share data)	Low		High	Low		High
Stand-Alone (Including Distributions)(2)	$765	-	$810	$715	-	$755
Consolidated	$885	-	$950	$830	-	$900
(1) Updated EBITDAX based on NYMEX forward strip as of April 21, 2020.
(2) Includes approximately $32 million of projected distributions from ownership interests in CNXM and a $50 million payment associated with the IDR Elimination Transaction.

Capital Expenditures	Previous			Updated
	2020E			2020E
($ in millions)	Low		High	Low		High
Drilling & Completion (D&C)	$360	-	$410	$330	-	$380
Non-D&C	$90	-	$100	$75	-	$85
Total Stand-Alone Capital	$450	-	$510	$405	-	$465
CNX Midstream LP Capital	$80	-	$100	$65	-	$85
Total Consolidated Capital	$530	-	$610	$470	-	$550

In 2020, CNX expects consolidated FCF(a) of approximately $300 million. Due to the CNXM distribution reduction, standalone adjusted EBITDAX(a) guidance decreased by $50 million; however, despite the distribution reduction, CNX was able to increase standalone FCF(a) expectations by $50 million. This FCF will be utilized to pay down debt. By year-end 2020, the company expects to only have approximately $350 million balance remaining on its outstanding 2022 senior notes, of which it will be easily addressed with additional expected future free cash flow before its maturity.

2021 Guidance Update:
The decisions we make in 2020 as we manage production will positively impact 2021 results. We project 2021 to deliver the following results: production volumes of approximately 550 Bcfe, E&P stand-alone capital expenditures of approximately $400 million, consolidated capital expenditures of approximately $440 million, consolidated EBITDAX(a) of approximately $920 million, and consolidated FCF(a) of approximately $400 million. If 2021 gas prices strengthen, the company could produce approximately 600 Bcfe. The company anticipates that the bulk of the FCF in 2021, like 2020, will be used to reduce the company's absolute debt and leverage ratio.

2022-2026 Guidance:
Following 2021, CNX expects to shift to a maintenance of production (MOP) plan in 2022-2026. Over this time period, the company expects average production volumes of approximately 560 Bcfe by turning-in-line 25 wells each year on average. CNX expects total E&P stand-alone capital expenditures in 2022-2026 to average approximately $270 million and consolidated capital expenditures to average approximately $300 million. This should generate expected annual consolidated FCF(a) for 2022-2026 that averages $500 million each year, or about $2.5 billion in total.

Exhibit 99.1
2020-2026 Cumulative:
Mr. DeIuliis concluded, "Q1’s results and strong free cash flow were a harbinger of things to come. Going-forward activity pace and capital investment, largely driven by a maintenance of production approach, for the next seven years will leave years of core SWPA Marcellus and CPA Utica inventory remaining for post-2026 development. CNX expects to be free cash flow positive in each and every one of those seven years, with cumulative consolidated free cash flow(a) exceeding $3.0 billion. That free cash flow, when coupled with our ownership in the strategic and free cash flow positive CNXM midstream business, creates the basin’s low cost producer, a best-in-class balance sheet and a powerful platform for NAV-per-share enhancing capital allocation."

(a) CNX is unable to provide a reconciliation of projected financial results contained in this release, including FCF, adjusted EBITDAX, fully burdened cash costs and other metrics to their respective comparable financial measure calculated in accordance with GAAP. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.

First Quarter Financial Results:
The following table represents certain non-GAAP financial measures used by the company:1

	Quarter	Quarter		Quarter	Quarter
	Ended	Ended		Ended	Ended
	March 31, 2020	March 31, 2019		March 31, 2020	March 31, 2019
(Dollars in millions, except per share data)	Stand-alone		% Increase/(Decrease)	Consolidated		% Increase/(Decrease)
Adjusted Net Income	$193	$28	589.3%	$113	$67	68.7%
Adjusted EBITDAX	$248	$224	10.7%	$291	$268	8.6%
Capital Expenditures[2]	$121	$223	(45.7)%	—	—	—%
1The Non-GAAP financial measures in the table above are defined and reconciled to GAAP net income, under the caption "Non-GAAP Financial Measures" below.
2Capital expenditures exclude $31.4 million and $75.9 million of total capital investment net to CNXM in the first quarter of 2020 and 2019, respectively, as reported in CNXM First Quarter Results.

Operations:
During the quarter, CNX used up to two horizontal rigs and drilled 10 wells. The company currently has two rigs in operation along with one frac crew. During the quarter, the company utilized one all-electric frac crew to complete 13 wells, which included 10 Marcellus Shale wells and three Utica Shale wells. In the first quarter, CNX turned-in-line 14 wells.

The following table highlights operating cash margins and fully burdened cash margins:

	Quarter	Quarter
	Ended	Ended
(Per Mcfe)	March 31, 2020	March 31, 2019
Average Sales Price - E&P	$2.59	$2.97
Total Production Cash Costs[1]	1.11	1.11
Operating Cash Margin	$1.48	$1.86
Operating Cash Margin (%)	57%	63%

Total Fully Burdened Cash Costs[2]	$1.66	$1.61
Fully Burdened Cash Margin	$0.93	$1.36
Fully Burdened Cash Margin (%)	36%	46%

1See the "Price and Cost Data Per Mcfe" table below for reconciliation to Total Production Costs.
2Fully burdened cash costs include production cash costs, selling, general and administrative (SG&A) cash costs, other operating cash expense, other cash (income) expense, and interest expense. Q1 2020 and Q1 2019 total fully burdened cash costs exclude a gain on asset sales of $0.09 per Mcfe and $0.03 per Mcfe, respectively. Q1 2020 also excludes unrealized losses on interest rate swaps of $0.08 per Mcfe.

PRICE AND COST DATA PER MCFE — Quarter-to-Quarter Comparison:

	Quarter	Quarter	Quarter
	Ended	Ended	Ended
(Per Mcfe)	March 31, 2020	March 31, 2019	December 31, 2019
Average Sales Price - Gas	$1.83	$3.21	$2.14
Average Gain (Loss) on Commodity Derivative Instruments - Cash Settlement- Gas*	$0.77	$(0.33)	$0.33
Average Sales Price - Oil**	$7.87	$—	$—
Average Sales Price - NGLs**	$2.34	$4.46	$3.20
Average Sales Price - Condensate**	$6.28	$6.50	$7.45

Average Sales Price - E&P	$2.59	$2.97	$2.54

Lease Operating Expense (LOE)	$0.07	$0.14	$0.09
Production, Ad Valorem, and Other Fees	0.05	0.05	0.05
Transportation, Gathering and Compression	0.99	0.92	0.97
Depreciation, Depletion and Amortization (DD&A)	0.87	0.88	0.86
Total Production Costs	$1.98	$1.99	$1.97

Total Production Cash Costs, before DD&A	$1.11	$1.11	$1.11
Cash Margin, before DD&A	$1.48	$1.86	$1.43
*Excluding gain from hedge monetization in Q1 2020.
**NGLs, Oil, and Condensate are converted to Mcfe at the rate of one barrel equals six Mcf based upon the approximate relative energy content of oil and natural gas, which is not indicative of the relationship of oil, NGLs, condensate, and natural gas prices.
Note: "Total Production Costs" excludes Selling, General, and Administration and Other Operating Expenses.

In the first quarter of 2020, total production costs were lower compared to the year-earlier quarter, due to improvements to LOE and DD&A, offset in part by increased transportation, gathering, and compression costs. The primary driver to the improvement to LOE was a decrease in water disposal costs due to an increase in the reuse of produced water in well completions activity. The increased transportation, gathering, and compression costs were driven primarily by higher CNXM fees.

Marketing:
Total hedged natural gas production in the 2020 second quarter is 113.5 Bcf. The annual gas hedge position is shown in the table below:

	2020	2021
Volumes Hedged (Bcf), as of 4/21/20	451.1*	433.5
*Includes actual settlements of 155.5 Bcf.

In March 2020, CNX monetized and repriced a portion of its 2022, 2023, and 2024 NYMEX natural gas hedge portfolio generating $55.0 million of net proceeds, which are included in Gain (Loss) on Commodity Derivative Instruments in the Consolidated Statements of Income for the three months ended March 31, 2020. Notional quantities were not affected by the transaction.

In April 2020, CNX monetized and terminated approximately 39 million MMBtus of NYMEX natural gas hedges and a similar quantity of financial basis hedges that were to settle at various times from May through November of 2020. In connection with these monetizations, CNX received $29 million of net proceeds. This move gives CNX additional flexibility to move production to higher price periods while immediately taking the proceeds from these hedges.

CNX's hedged gas volumes include a combination of NYMEX financial hedges, index (NYMEX and basis) financial hedges, and physical fixed price sales. In addition, to protect the NYMEX hedge volumes from basis exposure, CNX enters into basis-only financial hedges and physical sales with fixed basis at certain sales points. CNX's gas hedge position through 2024 as of April 21, 2020 reflecting the monetization transactions is shown in the table below.

	Q2 2020	2020	2021	2022	2023	2024
NYMEX Only Hedges
Volumes (Bcf)	110.7	439.2	411.7	265.5	135.1	138.7
Average Prices ($/Mcf)	$2.98	$2.95	$2.90	$2.83	$2.80	$2.91
Physical Fixed Price Sales and Index Hedges
Volumes (Bcf)	2.8	11.9	21.8	14.3	27.8	11.0
Average Prices ($/Mcf)	$2.43	$2.44	$2.47	$2.59	$2.15	$2.28
Total Volumes Hedged (Bcf)[1]	113.5	451.1	433.5	279.8	162.9	149.7

NYMEX + Basis (fully-covered volumes)[2]
Volumes (Bcf)	113.5	451.1	433.5	279.8	162.9	149.7
Average Prices ($/Mcf)	$2.53	$2.55	$2.41	$2.29	$2.25	$2.32
NYMEX Only Hedges Exposed to Basis
Volumes (Bcf)	—	—	—	—	—	—
Average Prices ($/Mcf)	$—	$—	$—	$—	$—	$—
Total Volumes Hedged (Bcf)[1]	113.5	451.1	433.5	279.8	162.9	149.7
1Excludes basis hedges in excess of NYMEX hedges in Q2 2020, 2020, 2021, 2022, 2023, and 2024 of 1.0 Bcf, 8.1 Bcf, 15.7 Bcf, 25.0 Bcf, 9.3 Bcf, and 0.4 Bcf, respectively.
2Includes physical sales with fixed basis in Q2 2020, 2020, 2021, 2022, 2023, and 2024 of 20.3 Bcf, 86.1 Bcf, 75.8 Bcf, 23.6 Bcf, 1.7 Bcf, and 12.3 Bcf, respectively.

During the first quarter of 2020, CNX added additional NYMEX natural gas hedges of 5.1 Bcf and 23.8 Bcf for 2024 and 2025, respectively and additional index hedges of 13.6 Bcf for 2025. To help mitigate basis exposure on NYMEX hedges, in the first quarter CNX added 0.8 Bcf, 0.9 Bcf, and 37.4 Bcf of basis hedges for 2020, 2021, and 2025, respectively.

Finance:
At March 31, 2020, CNX's Stand-alone net debt to trailing-twelve-months (TTM) adjusted Stand-alone EBITDAX (including distributions from CNXM) (a non-GAAP measure)(1) was 2.4x. On a consolidated basis, CNX's net debt to TTM adjusted EBITDAX (a non-GAAP measure)(1) was 2.7x.

At March 31, 2020, CNX's credit facility had $437 million of borrowings outstanding and $205 million of letters of credit outstanding. In addition, CNX holds 47.7 million CNXM common limited partnership units, with a market value of approximately $550 million as of April 20, 2020. This does not include the additional 3.0 million class B limited partnership units that will convert to CNXM common units on January 1, 2022.

Following the end of the quarter, the company completed its scheduled semi-annual borrowing base redetermination under its revolving credit facility, resulting in the lending group decreasing CNX's borrowing base from $2.3 billion to $1.9 billion. The decrease is related to lowered bank price decks and two significant transactions the company completed during the quarter that reduced the engineering value of the borrowing base: The CSG project financing for approximately $175 million, and the company monetized $55 million in hedges. The lenders' commitments decreased to $1.9 billion, or a 10% reduction from the previous $2.1 billion in commitments.

No shares were repurchased during the first quarter of 2020.

As of March 31, 2020, CNX repurchased $71 million of its senior secured 5.875% notes due in 2022. Following the end of the quarter, the company purchased an additional $8 million of notes. As of April 7, 2020, the company repurchased a total of $79 million notes at an 85% average discount to par value, which has allowed CNX to further de-lever.

Similar to CNX, CNXM is following the same FCF optimization approach and is reducing distributions to pay down debt. This decision ensures the company maintains a best-in-class balance sheet through the COVID 19 pandemic, while de-risking significant and sustainable FCF generation for several years. These prudent actions create substantial capital allocation flexibility and opportunity for years to come.

About CNX

CNX Resources Corporation (NYSE: CNX) is one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin. The company deploys an organic growth strategy focused on responsibly developing its resource base. As of December 31, 2019, CNX had 8.4 trillion cubic feet equivalent of proved natural gas reserves. The company is a member of the Standard & Poor's Midcap 400 Index. Additional information may be found at www.cnx.com.

Non-GAAP Financial Measures

CNX's management uses certain non-GAAP financial measures for planning, forecasting and evaluating business and financial performance, and believes that they are useful for investors in analyzing the company. Stand-alone results include both CNX's Exploration & Production (E&P) and Unallocated segments (but not the Midstream segment) plus distributions CNX receives from CNXM. CNX believes that providing stand-alone results provides investors with more transparency and a better ability to compare CNX's financial results to those of our peer group. The term "consolidated" includes 100% of the results of CNX, CNX Gathering LLC, and CNXM on a consolidated basis.

Definitions: EBIT is defined as earnings before deducting net interest expense (interest expense less interest income) and income taxes. EBITDAX is defined as earnings before deducting net interest expense (interest expense less interest income), income taxes, depreciation, depletion and amortization, and exploration. Adjusted EBITDAX consolidated is defined as EBITDAX after adjusting for the discrete items listed below. Stand-alone EBITDAX is defined as the adjusted EBITDAX related to both CNX's E&P and Unallocated segments (See Note 24 - Segment Information in CNX's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for more information) plus the distributions CNX receives during the current period from CNXM related to its limited partnership units (including general partner units, and incentive distribution rights (IDRs) prior to the IDR elimination transaction in the first quarter of 2020). Although EBIT, EBITDAX, Stand-alone EBITDAX and adjusted EBITDAX consolidated are not measures of performance calculated in accordance with generally accepted accounting principles, management believes that they are useful to an investor in evaluating CNX Resources because they are widely used to evaluate a company's operating performance. We exclude stock-based compensation from adjusted EBITDAX because we do not believe it accurately reflects the actual operating expense incurred during the relevant period and may vary widely from period to period irrespective of operating results. Investors should not view these metrics as a substitute for measures of performance that are calculated in accordance with generally accepted accounting principles. In addition, because all companies do not calculate EBIT, EBITDAX, Stand-alone EBITDAX or adjusted EBITDAX consolidated identically, the presentation here may not be comparable to similarly titled measures of other companies. Adjusted EBITDAX per outstanding share, adjusted net income per outstanding share, Stand-alone EBITDAX and adjusted EBITDAX consolidated, with shares measured as of April 15, 2020, are not measures of performance calculated in accordance with generally accepted accounting principles. Management believes that these financial measures are useful to an investor in evaluating CNX Resources because (i) analysts utilize these metrics when evaluating company performance and, (ii) given that we have an active share repurchase program, analysts have requested this information as of a recent practicable date, and we want to provide updated information to investors.

Reconciliation of EBIT, EBITDAX, adjusted EBITDAX consolidated, Stand-alone EBITDAX, adjusted net income, net debt, organic free cash flow, free cash flow and TTM EBITDAX to the most directly comparable GAAP financial measures is as follows:

	Three Months Ended
	March 31, 2020
Dollars in thousands	Stand-alone[1]	Midstream	Total Company
Net Income (Loss)	$124,322	$(429,544)	$(305,222)
Interest Expense	40,186	8,809	48,995
Interest Income	(92)	—	(92)
Income Tax Benefit	(152,582)	—	(152,582)
Earnings Before Interest & Taxes (EBIT)	$11,834	$(420,735)	$(408,901)
Depreciation, Depletion & Amortization	119,152	10,012	129,164
Exploration Expense	3,818	70	3,888
Earnings Before Interest, Taxes, DD&A and Exploration (EBITDAX)	$134,804	$(410,653)	$(275,849)
Adjustments:
Unrealized Loss on Commodity Derivative Instruments	$36,019	$—	$36,019
Impairment of Goodwill	—	473,045	473,045
Impairment of Exploration and Production Properties	61,849	—	61,849
Gain on Debt Extinguishment	(11,263)	—	(11,263)
Stock-Based Compensation	6,336	504	6,840
Severance Expense	105	—	105
Total Pre-tax Adjustments	$93,046	$473,549	$566,595
Adjusted EBITDAX Consolidated	$227,850	$62,896	$290,746
Midstream Distributions	19,759	N/A	N/A
Stand-alone EBITDAX	$247,609	N/A	N/A
1 Stand-alone includes both CNX's E&P and Unallocated segments. See Note 24 - Segment Information in CNX's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, for more information.

	Three Months Ended
	March 31, 2019
Dollars in thousands	Stand-alone[1]	Midstream	Total Company
Net (Loss) Income	$(97,235)	$32,584	$(64,651)
Interest Expense	28,432	7,339	35,771
Interest Income	(722)	—	(722)
Income Tax Benefit	(11,559)	—	(11,559)
Earnings Before Interest & Taxes (EBIT)	$(81,084)	$39,923	$(41,161)
Depreciation, Depletion & Amortization	117,075	8,086	125,161
Exploration Expense	3,258	—	3,258
Earnings Before Interest, Taxes, DD&A and Exploration (EBITDAX)	$39,249	$48,009	$87,258
Adjustments:
Unrealized Loss on Commodity Derivative Instruments	$153,994	$—	$153,994
(Gain) Loss on Certain Asset Sales and Abandonments	(3,665)	7,229	3,564
Loss on Debt Extinguishment	7,537	—	7,537
Stock-Based Compensation	10,291	612	10,903
Shaw Event	4,305	—	4,305
Total Pre-tax Adjustments	$172,462	$7,841	$180,303
Adjusted EBITDAX Consolidated	$211,711	$55,850	$267,561
Midstream Distributions	12,145	N/A	N/A
Stand-alone EBITDAX	$223,856	N/A	N/A
1 Stand-alone includes both CNX's E&P and Unallocated segments. See Note 24 - Segment Information in CNX's Annual Report on Form 10-K for fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, for more information.

Reconciliation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Dollars in thousands	Stand-alone[1]	Stand-alone[1]	Total Company	Total Company
Net Income (Loss) from EBITDAX Reconciliation	$124,322	$(97,235)	$(305,222)	$(64,651)
Adjustments:
Total Pre-tax Adjustments from EBITDAX Reconciliation	93,046	172,462	566,595	180,303
Tax Effect of Adjustments	(24,315)	(46,810)	(148,063)	(48,899)
Adjusted Net Income	$193,053	$28,417	$113,310	$66,753
1 Stand-alone includes both CNX's E&P and Unallocated segments. See Note 24 - Segment Information in CNX's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, for more information.

Management uses net debt to determine the company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes that using net debt attributable to CNX Resources shareholders is useful to investors in determining the company's leverage ratio since the company could choose to use its cash and cash equivalents to retire debt.

Net Debt	March 31, 2020
	Stand-alone[1]	Midstream	Total Company
Total Long-Term Debt (GAAP)[2]	$1,919,200	$741,399	$2,660,599
Less: Cash and Cash Equivalents	31,692	6,334	38,026
Net Debt (Non-GAAP)	$1,887,508	$735,065	$2,622,573
1Stand-alone includes both CNX's E&P and Unallocated segments.
2Includes current portion.

Reconciliation of Trailing-Twelve-Months (TTM) EBITDAX by Quarter

	Three Months Ended				Twelve Months Ended
	June 30,	September 30,	December 31,	March 31,	March 31,
Dollars in thousands	2019	2019	2019	2020	2020
Net Income (Loss)	$192,694	$143,960	$(240,055)	$(305,222)	$(208,623)
Interest Expense	40,152	38,405	37,051	48,995	164,603
Interest Income	(71)	(1,078)	(78)	(92)	(1,319)
Income Tax Expense (Benefit)	40,791	48,902	(50,398)	(152,582)	(113,287)
Earnings Before Interest & Taxes (EBIT)	$273,566	$230,189	$(253,480)	$(408,901)	$(158,626)
Depreciation, Depletion & Amortization	128,999	120,459	133,844	129,164	512,466
Exploration Expense	5,567	6,075	29,480	3,888	45,010
Earnings Before Interest, Taxes, DD&A, and Exploration (EBITDAX)	$408,132	$356,723	$(90,156)	$(275,849)	$398,850
Adjustments:
Unrealized (Gain) Loss on Commodity Derivative Instruments	$(210,909)	$(156,872)	$(92,538)	$36,019	$(424,300)
Impairment of Exploration and Production Properties	—	—	327,400	61,849	389,249
Impairment of Unproved Properties and Expirations	—	—	119,429	—	119,429
Impairment of Goodwill	—	—	—	473,045	473,045
Severance Expense	1,182	1,999	113	105	3,399
Stock Based Compensation	23,873	1,781	1,868	6,840	34,362
Loss (Gain) on Debt Extinguishment	77	—	—	(11,263)	(11,186)
Shaw Insurance Recovery	—	—	(2,159)	—	(2,159)
Total Pre-tax Adjustments	$(185,777)	$(153,092)	$354,113	$566,595	$581,839
Adjusted EBITDAX Consolidated TTM	$222,355	$203,631	$263,957	$290,746	$980,689

Reconciliation of Stand-alone EBITDAX Trailing-Twelve-Months (TTM)

	Twelve Months Ended March 31, 2020
Dollars in thousands	Stand-alone[1]	Midstream	Total Company
Net Income (Loss)	$86,852	$(295,475)	$(208,623)
Interest Expense	132,808	31,795	164,603
Interest Income	(1,307)	(12)	(1,319)
Income Tax Benefit	(113,287)	—	(113,287)
Earnings Before Interest & Taxes (EBIT)	$105,066	$(263,692)	$(158,626)
Depreciation, Depletion & Amortization	476,428	36,038	512,466
Exploration Expense	44,897	113	45,010
Earnings Before Interest, Taxes, DD&A, and Exploration (EBITDAX)	$626,391	$(227,541)	$398,850
Adjustments:
Unrealized Gain on Commodity Derivative Instruments	$(424,300)	$—	$(424,300)
Impairment of Exploration and Production Properties	389,249	—	389,249
Impairment of Unproved Properties and Expirations	119,429	—	119,429
Impairment of Goodwill	—	473,045	473,045
Severance Expense	2,963	436	3,399
Stock Based Compensation	32,590	1,772	34,362
Gain on Debt Extinguishment	(11,186)	—	(11,186)
Shaw Insurance Recovery	(2,159)	—	(2,159)
Total Pre-tax Adjustments	$106,586	$475,253	$581,839
Adjusted EBITDAX Consolidated TTM	$732,977	$247,712	$980,689
Midstream Distributions	59,543	N/A	N/A
Stand-alone EBITDAX TTM	$792,520	N/A	N/A
1 Stand-alone includes both CNX's E&P and Unallocated Segments.

Organic free cash flow is defined as net cash provided by operating activities less capital expenditures. Free cash flow is defined as net cash provided by operating activities less capital expenditures plus proceeds from asset sales. Organic free cash flow and free cash flow are non-GAAP supplemental financial measures that the Company's management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that the measures provide useful information to management and investors in assessing the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Organic free cash flow and free cash flow should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

The tables below reconcile organic free cash flow and free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Cash Flows to be included in the Company's report on Form 10-Q for the quarter ended March 31, 2020.

Organic Free Cash Flow

Dollars in thousands	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Net Cash Provided by Operating Activities	$267,387	$308,652
Capital Expenditures	(152,049)	(299,138)
Organic Free Cash Flow	$115,338	$9,514

Free Cash Flow

Dollars in thousands	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Net Cash Provided by Operating Activities	$267,387	$308,652
Capital Expenditures	(152,049)	(299,138)
Proceeds from Asset Sales	13,975	5,806
Free Cash Flow	$129,313	$15,320

Cautionary Statements
We are including the following cautionary statement in this press release to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of us. With the exception of historical matters, the matters discussed in this press release are forward-looking statements (as defined in 21E of the Securities Exchange Act of 1934 (the "Exchange Act")) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words "believe," "intend," "expect," "may," "should," "anticipate," "could," "estimate," "plan," "predict," "project," "will," or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe a strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: prices for natural gas and NGLs are volatile and can fluctuate widely based upon a number of factors beyond our control including oversupply relative to the demand for our products, weather and the price and availability of alternative fuels; our dependence on gathering, processing and transportation facilities and other midstream facilities owned by CNX Midstream Partners LP (NYSE: CNXM) (CNXM) and others; uncertainties in estimating our economically recoverable natural gas reserves, and inaccuracies in our estimates; the high-risk nature of drilling, developing and operating natural gas wells; our identified drilling locations are scheduled out over multiple years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their development or drilling; challenges associated with strategic determinations, including the allocation of capital and other resources to strategic opportunities; the substantial capital expenditures required for our development and exploration projects, as well as CNXM’s midstream system development; the impact of potential, as well as any adopted, environmental regulations, including those relating to greenhouse gas emissions; environmental regulations can increase costs and introduce uncertainty that could adversely impact the market for natural gas with potential short and long-term liabilities; decreases in the availability of, or increases in the price of, required personnel, services, equipment, parts and raw materials in sufficient quantities or at reasonable costs to support our operations; if natural gas prices decrease or drilling efforts are unsuccessful, we may be required to record write-downs of our proved natural gas properties, and; changes in assumptions impacting management’s estimates of future financial results as well as other assumptions such as movement in our stock price, weighted-average cost of capital, terminal growth rates and industry multiples, could cause goodwill and other intangible assets we hold to become impaired and result in material non-cash charges to earnings; a loss of our competitive position because of the competitive nature of the natural gas industry, consolidation within the industry or overcapacity in the industry adversely affecting our ability to sell our products and midstream services; deterioration in the economic conditions in any of the industries in which our customers operate, a domestic or worldwide financial downturn, or negative credit market conditions; hedging activities may prevent us from benefiting from price increases and may expose us to other risks; existing and future government laws, regulations and other legal requirements and judicial decisions that govern our business may increase our costs of doing business and may restrict our operations; significant costs and liabilities may be incurred as a result of pipeline operations and related increase in the regulation of gas gathering pipelines; our ability to find adequate water sources for our use in shale gas drilling and production operations, or our ability to dispose of, transport or recycle water used or removed in connection with our gas operations at a reasonable cost and within applicable environmental rules; failure to successfully estimate the rate of decline or existing reserves or to find or acquire economically recoverable natural gas reserves to replace our current natural gas reserves; risks associated with our current long-term debt obligations; a decrease in our borrowing base, which could decrease for a variety of reasons including lower natural gas prices, declines in natural gas proved reserves, asset sales and lending requirements or regulations; changes in federal or state income tax laws, cyber incidents could have a material adverse effect on our business, financial condition or results of operations; construction of new gathering, compression, dehydration, treating or other midstream assets by CNXM may not result in revenue increases and may be subject to regulatory, environmental, political, legal and economic risks; our success depends on key members of our management and our ability to attract and retain experienced technical and other professional personnel; terrorist activities could materially adversely affect our business and results of operations; we may operate a portion of our business with one or more joint venture partners or in circumstances where we are not the operator, which may restrict our operational and corporate flexibility and we may not realize the benefits we expect to realize from a joint venture; acquisitions and divestitures, we anticipate may not occur or produce anticipated benefits; the outcomes of various legal proceedings, including those which are more fully described in our reports filed under the Exchange Act; there is no guarantee that we will continue to repurchase shares of our common stock under our current or any future share repurchase program at levels undertaken previously or at all; negative public perception regarding our industry could have an adverse effect on our operations; and CONSOL Energy may not be able to satisfy its indemnification obligations in the future and such indemnities may not be sufficient to hold us harmless from the full amount of liabilities for which CONSOL Energy will be allocated responsibility. Additional factors are described in detail under the captions "Forward Looking Statements" and "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission, as supplemented by our quarterly reports on Form 10-Q.

Contacts:
Investor:  Tyler Lewis, at (724) 485-3157

Media:  Brian Aiello, at (724) 485-3078

CNX RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)	Three Months Ended
(Unaudited)	March 31,
Revenue and Other Operating Income:	2020	2019
Natural Gas, NGL and Oil Revenue	$251,494	$435,946
Gain (Loss) on Commodity Derivative Instruments	115,142	(195,376)
Purchased Gas Revenue	26,359	16,221
Midstream Revenue	18,406	18,443
Other Operating Income	4,958	3,197
Total Revenue and Other Operating Income	416,359	278,431
Costs and Expenses:
Operating Expense
Lease Operating Expense	10,033	18,627
Transportation, Gathering and Compression	83,242	79,409
Production, Ad Valorem, and Other Fees	6,162	6,946
Depreciation, Depletion and Amortization	129,164	125,161
Exploration and Production Related Other Costs	3,888	3,258
Purchased Gas Costs	24,998	16,214
Impairment of Exploration and Production Properties	61,849	—
Impairment of Goodwill	473,045	—
Selling, General, and Administrative Costs	30,238	35,738
Other Operating Expense	20,681	23,474
Total Operating Expense	843,300	308,827
Other Expense (Income)
Other Expense (Income)	5,186	(579)
(Gain) Loss on Asset Sales and Abandonments	(12,055)	3,085
(Gain) Loss on Debt Extinguishment	(11,263)	7,537
Interest Expense	48,995	35,771
Total Other Expense	30,863	45,814
Total Costs and Expenses	874,163	354,641
Loss Before Income Tax	(457,804)	(76,210)
Income Tax Benefit	(152,582)	(11,559)
Net Loss	(305,222)	(64,651)
Less: Net Income Attributable to Noncontrolling Interest	23,864	22,686
Net Loss Attributable to CNX Resources Shareholders	$(329,086)	$(87,337)

Loss per Share
Basic	$(1.76)	$(0.44)
Diluted	$(1.76)	$(0.44)

Dividends Declared	$—	$—

CNX RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended
(Dollars in thousands)	March 31,
(Unaudited)	2020	2019
Net Loss	$(305,222)	$(64,651)
Other Comprehensive Income:
Actuarially Determined Long-Term Liability Adjustments (Net of tax: ($40), ($15))	112	44

Comprehensive Loss	(305,110)	(64,607)

Less: Comprehensive Income Attributable to Noncontrolling Interest	23,864	22,686

Comprehensive Loss Attributable to CNX Resources Shareholders	$(328,974)	$(87,293)

CNX RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(Dollars in thousands)	March 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and Cash Equivalents	$31,833	$16,283
Restricted Cash	853	—
Accounts and Notes Receivable:
Trade, net	91,477	133,480
Other Receivables, net	10,839	13,679
Supplies Inventories	10,266	6,984
Recoverable Income Taxes	115,261	62,425
Derivative Instruments	312,749	247,794
Prepaid Expenses	12,775	17,456
Total Current Assets	586,053	498,101
Property, Plant and Equipment:
Property, Plant and Equipment	10,691,516	10,572,006
Less—Accumulated Depreciation, Depletion and Amortization	3,622,413	3,435,431
Total Property, Plant and Equipment—Net	7,069,103	7,136,575
Other Assets:
Operating Lease Right-of-Use Assets	159,521	187,097
Investment in Affiliates	16,549	16,710
Derivative Instruments	258,111	314,096
Goodwill	323,314	796,359
Other Intangible Assets	95,009	96,647
Restricted Cash	5,340	—
Other	15,950	15,221
Total Other Assets	873,794	1,426,130
TOTAL ASSETS	$8,528,950	$9,060,806

CNX RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(Dollars in thousands, except per share data)	March 31, 2020	December 31, 2019
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$171,890	$202,553
Derivative Instruments	49,058	41,466
Current Portion of Finance Lease Obligations	7,200	7,164
Current Portion of Long-Term Debt	20,451	—
Current Portion of Operating Lease Obligations	54,622	61,670
Other Accrued Liabilities	197,130	216,086
Total Current Liabilities	500,351	528,939
Non-Current Liabilities:
Long-Term Debt	2,640,148	2,754,443
Finance Lease Obligations	6,095	7,706
Operating Lease Obligations	92,463	110,466
Derivative Instruments	163,898	115,862
Deferred Income Taxes	376,401	476,108
Asset Retirement Obligations	64,387	63,377
Other	40,497	41,596
Total Non-Current Liabilities	3,383,889	3,569,558
TOTAL LIABILITIES	3,884,240	4,098,497
Stockholders’ Equity:
Common Stock, $.01 Par Value; 500,000,000 Shares Authorized, 187,035,851 Issued and Outstanding at March 31, 2020; 186,642,962 Issued and Outstanding at December 31, 2019	1,874	1,870
Capital in Excess of Par Value	2,205,941	2,199,605
Preferred Stock, 15,000,000 shares authorized, None issued and outstanding	—	—
Retained Earnings	1,641,009	1,971,676
Accumulated Other Comprehensive Loss	(12,493)	(12,605)
Total CNX Resources Stockholders’ Equity	3,836,331	4,160,546
Noncontrolling Interest	808,379	801,763
TOTAL STOCKHOLDERS' EQUITY	4,644,710	4,962,309
TOTAL LIABILITIES AND EQUITY	$8,528,950	$9,060,806

CNX RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock	Capital in Excess of Par Value	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total CNX Resources Stockholders’ Equity	Non- Controlling Interest	Total Equity
December 31, 2019	$1,870	$2,199,605	$1,971,676	$(12,605)	$4,160,546	$801,763	$4,962,309
(Unaudited)
Net (Loss) Income	—	—	(329,086)	—	(329,086)	23,864	(305,222)
Issuance of Common Stock	4	—	—	—	4	—	4
Shares Withheld for Taxes	—	—	(1,581)	—	(1,581)	(309)	(1,890)
Amortization of Stock-Based Compensation Awards	—	6,336	—	—	6,336	504	6,840
Other Comprehensive Income	—	—	—	112	112	—	112
Distributions to CNXM Noncontrolling Interest Holders	—	—	—	—	—	(17,443)	(17,443)
March 31, 2020	$1,874	$2,205,941	$1,641,009	$(12,493)	$3,836,331	$808,379	$4,644,710

December 31, 2018	$1,990	$2,264,063	$2,071,809	$(7,904)	$4,329,958	$751,785	$5,081,743
(Unaudited)
Net (Loss) Income	—	—	(87,337)	—	(87,337)	22,686	(64,651)
Issuance of Common Stock	5	94	—	—	99	—	99
Purchase and Retirement of Common Stock	(31)	(24,937)	(8,529)	—	(33,497)	—	(33,497)
Shares Withheld for Taxes	—	—	(4,045)	—	(4,045)	(664)	(4,709)
Amortization of Stock-Based Compensation Awards	—	10,291	—	—	10,291	612	10,903
Other Comprehensive Income	—	—	—	44	44	—	44
Distributions to CNXM Noncontrolling Interest Holders	—	—	—	—	—	(15,123)	(15,123)
March 31, 2019	$1,964	$2,249,511	$1,971,898	$(7,860)	$4,215,513	$759,296	$4,974,809

CNX RESOURCES AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)	Three Months Ended
(Unaudited)	March 31,
Cash Flows from Operating Activities:	2020	2019
Net Loss	$(305,222)	$(64,651)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	129,164	125,161
Amortization of Deferred Financing Costs	2,447	1,707
Impairment of Exploration and Production Properties	61,849	—
Impairment of Goodwill	473,045	—
Stock-Based Compensation	6,840	10,903
(Gain) Loss on Asset Sales and Abandonments	(12,055)	3,085
(Gain) Loss on Debt Extinguishment	(11,263)	7,537
(Gain) Loss on Commodity Derivative Instruments	(115,142)	195,376
Loss on Other Derivative Instruments	10,639	—
Net Cash Received (Paid) in Settlement of Commodity Derivative Instruments	151,161	(41,382)
Deferred Income Taxes	(99,746)	(11,559)
Equity in Loss (Earnings) of Affiliates	161	(503)
Return on Equity Investment	—	1,306
Changes in Operating Assets:
Accounts and Notes Receivable	43,639	94,480
Recoverable Income Taxes	(52,836)	35,888
Supplies Inventories	(3,282)	(6,927)
Prepaid Expenses	4,710	3,961
Changes in Other Assets	692	(6)
Changes in Operating Liabilities:
Accounts Payable	2,322	(5,962)
Accrued Interest	(5,063)	2,180
Other Operating Liabilities	(13,626)	(34,434)
Changes in Other Liabilities	(1,047)	(7,508)
Net Cash Provided by Operating Activities	267,387	308,652
Cash Flows from Investing Activities:
Capital Expenditures	(152,049)	(299,138)
Proceeds from Asset Sales	13,975	5,806
Net Cash Used in Investing Activities	(138,074)	(293,332)
Cash Flows from Financing Activities:
Payments on Miscellaneous Borrowings	(1,792)	(1,747)
Payments on Long-Term Notes	(59,880)	(405,876)
Net Proceeds from CNXM Revolving Credit Facility	35,250	52,650
Payments on CNX Revolving Credit Facility	(224,000)	(98,000)
Proceeds from Issuance of CNX Senior Notes	—	500,000
Net Proceeds from CSG Non-Revolving Credit Facilities	173,250	—
Distributions to CNXM Noncontrolling Interest Holders	(17,443)	(15,123)
Proceeds from Issuance of Common Stock	4	99
Shares Withheld for Taxes	(1,890)	(4,709)
Purchases of Common Stock	—	(32,498)
Debt Issuance and Financing Fees	(11,069)	(3,342)
Net Cash Used in Financing Activities	(107,570)	(8,546)
Net Increase in Cash, Cash Equivalents, and Restricted Cash	21,743	6,774
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	16,283	17,198
Cash, Cash Equivalents, and Restricted Cash at End of Period	$38,026	$23,972